SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): July 15, 2010

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 15, 2010, the Company filed with the Securities and Exchange Commission a Post-Effective Amendment No. 3 to its Registration Statement on Form S-1 (File no. 333-152042). The registration statement relates to shares of common stock as well as shares of common stock issuable upon exercise of warrants that were purchased from the Company by S.A.C. Capital Associates, LLC in March 2007. Pursuant to the Registration Rights Agreement entered into by the parties in March 2007, the Company is required to keep these shares of common stock covered by a current and effective registration statement.

The Post-Effective Amendment No. 3 was filed by the Company in order to comply with its obligations under the Registration Rights Agreement. The Company has filed two prior post-effective amendments to the registration statement referred to above. The Post-Effective Amendment No. 3 has not yet been declared effective by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2010	USA TECHNOLOGIES, INC.

	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer